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Exhibit 10.14

SECOND AMENDMENT TO INDENTURE OF LEASE

    This SECOND AMENDMENT TO INDENTURE OF LEASE ("Second Amendment") is made and entered into as of this 21st day of September 1998, by and between FKT ASSOCIATES, a California general partnership ("Lessor"), and STAAR SURGICAL COMPANY, a California corporation ("Lessee") with reference to the following recitals of fact:

RECITALS

    A.  Lessor and Lessee entered into that certain Indenture of Lease dated September 1, 1993 (the "Original Lease"), for the real property and improvements located thereon commonly known as 1900 South Myrtle Avenue, Monrovia, CA ("the Property"), all as more particularly described therein. Also on September 1, 1993, Lessor and Lessee entered into that certain Lease Addition ("First Addition") ratifying and amending the Original Lease. The Original Lease and the First Addition are hereinafter collectively referred to as the "Lease".

    B.  The term of the Lease was sixty (60) months commencing on September 1, 1993 and terminating on August 31, 1998.

    C.  Lessor and Lessee now desire to modify and amend the Lease as provided in this Second Amendment to, among other things, extend the term of the Lease, change the monthly rent to be paid by Lessee to Lessor and to provide for certain work to be done at the Property.

    NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual covenants contained herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1.  Incorporation of Recitals.  The above Recitals are hereby incorporated by reference and made a part of this Second Amendment.

    2.  Defined Terms.  Capitalized terms not otherwise defined herein shall have the same meaning as ascribed to them in the Lease.

    3.  Term of Lease.  The term of the Lease is changed so that the expiration date is 11:59 P.M. on August 31, 2003, unless terminated sooner in accordance with the provisions of the Lease, as amended by this Second Amendment.

    4.  Rental.  Monthly installments of rent are paid in advance and will be the sum of Three Thousand Five Hundred and no/100ths Dollars ($3,500.00) commencing on September 1, 1998, and the sum of Three Thousand Eight Hundred and no/100ths Dollars ($3,800.00) commencing on March 1, 2001.

    5.  Improvements to the Property.  Within sixty (60) days after written request from Lessee and mutual agreement as to a color, Lessor will cause the exterior walls of the premises to be painted in a color selected by Lessee and reasonably approved by Lessor. Lessor will pay for the painting and will select the painter. Lessor will only be required to have the exterior walls painted one time during the extended term of the Lease. During the extended term of the Lease, Lessor will, at Lessor's expense, cause any low-lying areas of the roof to be corrected to provide for adequate drainage of water off of the roof. A roofer selected by Lessor will perform this work. Lessee will cooperate with the painter and roofer to ensure that the work is performed as quickly as possible.

    6.  No Brokers.  Lessor and Lessee warrant and represent to the other that neither has engaged the services of a real estate broker in connection with this Second Amendment and that no real estate broker, finder or other party is entitled to a commission or other compensation as a result of this Second Amendment. Lessor and Lessee agree to defend, indemnity and hold harmless the other from any and all claims, compensation, liabilities, judgments and costs (including without limitation attorneys'

fees) arising out of or connected in any way with, directly or indirectly, a breach of the foregoing representations and warranties.

    7.  Lessor's Address For Notices.  As provided for in paragraph 39 of the Lease, Lessor's new address for notices is: Mr. Ross Turner, General Partner, FKT Associates, 1225 Descanso Drive, La Canada, CA. 91011.

    8.  No Further Modification.  Except as set forth in this Second Amendment, all terms and provisions of the Lease shall continue to apply and remain unmodified and in full force and effect. Should any inconsistency arise between this Second Amendment and the Lease as to the specific matters that are the subject of this Second Amendment, the terms and conditions of this Second Amendment shall control. This Second Amendment shall be considered to be part of the Lease and shall be deemed incorporated in the Lease by this reference.

    IN WITNESS WHEREOF, this Second Amendment has been executed as of the date and year first written above.

SIGNATURE PAGE FOLLOWS

Lessor:
FKT Associates, a California general partnership
By:	/s/ ROSS E. TURNER

Ross E. Turner, General Partner
Lessee:
Staar Surgical Company a California Corporation
By:	/s/ JOHN R. WOLF
President
By:	/s/ WILLIAM C. HUDDLESTON
Secretary

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SECOND AMENDMENT TO INDENTURE OF LEASE
RECITALS